================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              NEWPORT CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                              NEWPORT CORPORATION
                               1791 DEERE AVENUE
                            IRVINE, CALIFORNIA 92606

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 28, 1997

                               ----------------

To the Stockholders of Newport Corporation:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Newport Corporation will be held at the Corporate Headquarters, 1791 Deere Avenue, Irvine, California, on May 28, 1997, at 10:00 a.m., for the purpose of considering and acting upon the following:

  1. To elect two Class I Directors to serve for four years.

  2. To approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares available for issuance under that plan by 400,000 shares, bringing the total number of shares available for issuance thereunder to 650,000.

  3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1997.

  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business April 9, 1997, will be entitled to notice of and to vote at the meeting.

  All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the post-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          By order of the Board of Directors

                                   [SIGNATURE OF ROBERT C. HEWITT APPEARS HERE]

                                                  Robert C. Hewitt
                                                     Secretary

Irvine, California
April 24, 1997

              PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

                              NEWPORT CORPORATION
                               1791 DEERE AVENUE
                            IRVINE, CALIFORNIA 92606

                               ----------------

                                PROXY STATEMENT

                               ----------------

SOLICITATION AND REVOCATION OF PROXIES

  The enclosed Proxy is solicited by the Board of Directors of Newport Corporation (the "Company" or "Newport") for use in connection with the Annual Meeting of Stockholders to be held at the Corporate Headquarters, 1791 Deere Avenue, Irvine, California on Wednesday, May 28, 1997, at 10:00 a.m., and at any and all adjournments thereof for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

  The persons named as proxies were designated by the Board of Directors and are officers or directors of the Company. Any Proxy may be revoked or superseded by executing a later Proxy or by giving notice of revocation in writing prior to, or at, the Annual Meeting, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not in and of itself constitute revocation of the Proxy. All Proxies which are properly completed, signed and returned to the Company prior to the meeting, and not revoked, will be voted in accordance with the instructions given in the Proxy. If a choice is not specified in the Proxy, the Proxy will be voted FOR election of the director nominees listed below (Proposal 1), FOR approval of the amendment to the Employee Stock Purchase Plan to increase the number of shares which can be issued by 400,000 shares (Proposal 2) and FOR ratification of the Company's appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 1997 (Proposal 3). An automated system administered by the Company's transfer agent will tabulate votes cast at the Annual Meeting. A majority of shares entitled to vote, represented in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. In determining whether a proposal has been approved, abstentions are counted as votes against a proposal and broker non-votes are not counted as votes for or against a proposal or as votes present and voting on a proposal.

  If any other matters are properly presented at the Annual Meeting for action, the persons named in the enclosed form of proxy will have discretion to vote on such matters in accordance with their best judgment. The Company does not know of any matters other than those set forth above that will be presented at the Annual Meeting.

  This Proxy Statement and the accompanying Proxy are being mailed to stockholders on or about April 24, 1997. The entire cost of the solicitation of Proxies will be borne by the Company. It is contemplated that this solicitation will be primarily by mail. In addition, some of the officers, directors and employees of the Company may solicit Proxies personally or by telephone, telefax, telegraph or cable. The Company has retained D.F. King & Co. to assist in the solicitation of Proxies for a fee estimated to be $4,500, plus out-of-pocket expenses. In addition, the Company has agreed to indemnify D.F. King & Co. against any losses or liabilities arising out of D.F. King & Co.'s fulfillment of the contract, except for such losses or liabilities arising out of D.F. King & Co.'s own negligence or willful misconduct.

VOTING AT THE MEETING

  As of April 9, 1997, the record date of the meeting, the Company had outstanding 8,918,483 shares of Common Stock. Each share of Common Stock is entitled to one vote. A majority of the shares of the Company's Common Stock present or represented and entitled to vote at the meeting is required to approve each proposal presented at the meeting.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

  At the 1987 Annual Meeting of Stockholders the Restated Articles of Incorporation (the "Articles") of the Company were amended to provide that the members of the Company's Board of Directors be divided into four classes serving staggered four-year terms. The Articles also provide that the number of directors shall be not less than five (5) and not more than nine (9) in number, the exact number to be fixed from time to time by the Board of Directors. The current authorized number is eight (8). One class of directors is elected each year for a term extending to the fourth succeeding Annual Meeting after such election.

  At the 1997 Annual Meeting, two directors, constituting the Class I directors, will be elected to hold office for a term expiring at the Annual Meeting in 2001.

  It is the intention of the persons named in the enclosed Proxy to vote to elect Robert G. Deuster and John T. Subak as the Class I directors to serve for a term expiring at the Annual Meeting in 2001. The six remaining directors will continue in office, in accordance with their previous elections, until the expirations of the terms of the classes at the 1998, 1999 or 2000 Annual Meetings, as the case may be.

  The holders of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the meeting shall have the right to elect the directors. The Proxies may not be voted for a greater number of persons than the number of nominees named.

  The nominees have indicated that they are willing and able to serve as directors if elected. If the nominees should become unable or unwilling to serve, it is the intention of the persons designated as proxies to vote instead, in their discretion, for such other persons as may be designated as nominees by the Board of Directors of the Company.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.

                                    CLASS I
          (Directors nominated for office with terms expiring in 2001)

                                                                        DIRECTOR
            NAME                      PRINCIPAL OCCUPATION          AGE  SINCE
            ----                      --------------------          --- --------
Robert G. Deuster............ President and Chief Executive Officer  46   1996
John T. Subak................ Of Counsel, Dechert Price & Rhoads     68   1992

  Mr. Deuster joined the Company as President and Chief Executive Officer in May 1996. From 1985 to 1996 Mr. Deuster served in various senior management positions at Applied Power, Inc., an international manufacturer of electrical and hydraulic products, serving as Senior Vice President of the Distributed Products Group from 1994 to 1996, President of Barry Controls Division from 1989 to 1994, President of APITECH Division from 1986 to 1989 and Vice President of Sales and Marketing of the Enerpac Division from 1985 to 1986. Previously, from 1975 to 1985, he held engineering and marketing management positions at General Electric Company's Medical Systems Group.

  Mr. Subak has served as of Counsel for Dechert Price & Rhoads, a national law firm, since January 1994. Previously, Mr. Subak was Director, Group Vice President and General Counsel for Rohm and Haas Company, an international chemical products company, a position he held from 1976 to 1994.

BIOGRAPHICAL INFORMATION FOR DIRECTORS CONTINUING IN OFFICE

  Biographical information follows for each of the other directors of the Company whose present terms will continue after the 1997 Annual Meeting.

                                    CLASS II
          (Directors continuing in office with terms expiring in 1998)

                                                                       DIRECTOR
            NAME                     PRINCIPAL OCCUPATION          AGE  SINCE
            ----                     --------------------          --- --------
Dan L. McGurk............... Independent Investor and Consultant    70   1987
Louis B. Horwitz............ Chairman and President, Datum, Inc.    69   1993

  Mr. McGurk has been an independent investor and consultant since 1977 and in August 1985 became Chairman and Co-founder of Southland Title Corporation, a title insurance company, where he currently serves as Treasurer.

  Mr. Horwitz has served as Chairman and President of Datum, Inc., a precision instruments manufacturer, since 1976.

                                   CLASS III
          (Directors continuing in office with terms expiring in 1999)

                                                                       DIRECTOR
            NAME                     PRINCIPAL OCCUPATION          AGE  SINCE
            ----                     --------------------          --- --------
R. Jack Aplin............... Independent Investor                   65   1989
Robert L. Guyett............ President and Chief Executive          60   1990
                              Officer, Crescent Management
                              Enterprises

  From 1989 to the present Mr. Aplin has been an independent investor. Mr. Aplin was Chairman of the Board, President and Chief Executive Officer of Spectramed, Inc., an international medical products company, from 1986 to 1989.

  Since April 1996, Mr. Guyett has been President and Chief Executive Officer of Crescent Management Enterprises, a financial management and investment advisory services firm. From May 1995 to December 1996, he was a consultant to Engelhard Corporation, an international specialty chemical and precious metals company. Between September 1991 and May 1995, Mr. Guyett served as Senior Vice President and Chief Financial Officer and a member of the Board of Directors of Engelhard Corporation. From January 1987 to September 1991 he was the Senior Vice President and Chief Financial Officer and a member of the Board of Directors of Fluor Corporation, an international engineering and construction firm.

                                    CLASS IV
          (Directors continuing in office with terms expiring in 2000)

                                                                       DIRECTOR
            NAME                     PRINCIPAL OCCUPATION          AGE  SINCE
            ----                     --------------------          --- --------
Richard E. Schmidt.......... Chairman of the Board of Directors of  65   1991
                              the Company
C. Kumar N. Patel........... Vice Chancellor--Research, University  58   1986
                              of California at Los Angeles

  Mr. Schmidt joined the Company as Chairman and Chief Executive Officer in September 1991. From August 1993 until February 1995 and from November 1995 until May 1996, he held the additional position as President. In May 1996, Mr. Schmidt retired from the positions of President and Chief Executive Officer. In September 1984, he left Warner-Lambert Company, an international medical and consumer products company, to become President and Chief Executive Officer of Milton Roy Company, an international manufacturer of measuring instruments and systems. In 1986, with the retirement of the founder, he also became Chairman. He held that position until December 1990 when Milton Roy was acquired by Sundstrand Corporation, an aerospace and power transmission corporation. Prior to joining the Company he served as a consultant to Sundstrand Corporation.

  Dr. Patel was elected to the Board in January 1986. Dr. Patel has been in his current position since 1993. From 1961 to 1993, Dr. Patel was employed by AT&T Bell Laboratories, a telecommunications corporation, in various positions, including Executive Director--Research, Materials Science, Engineering and Academic Affairs Division from 1987 to 1993 and Executive Director, Physics and Academic Affairs Division from 1981 to 1987.

  The following directors presently serve as directors of the following public corporations:

     Robert L. Guyett   PureTec Corporation, a provider of medical tubing and
                         lawn and garden products; and
                        Smith Technology Corporation, an environmental consulting
                         and remediation company
     Louis B. Horwitz   Datum, Inc.
     Dan L. McGurk      Bomar Instrument Corporation, an aerospace company; and
                        Datum, Inc.
     Richard E. Schmidt Hycor Biomedical Inc., a manufacturer of medical diagnostic products

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors held four meetings during 1996. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and committees of the Board on which they served during each such period they were directors.

  During 1996 the Audit Committee met three times. The committee, comprised of Messrs. Guyett (Chairman), McGurk, Patel and Subak, has the responsibility to review and approve the scope and results of the annual audit; to recommend to the Board the appointment of the independent auditors; to review with the independent auditors the Company's financial staff and the adequacy and effectiveness of the Company's systems and internal financial controls; to discuss with management and the independent auditors the content of financial statements presented to stockholders; to review significant changes in accounting policies; investigating reports of illegal acts (if any) involving the Company; and to provide sufficient opportunity for the independent auditors to meet with the committee without management present.

  The Compensation Committee, comprised of Messrs. Aplin, Horwitz, McGurk (Chairman) and Subak, held two meetings during 1996 and has the responsibility for administering the Company's various stock option plans, reviewing and evaluating the Company's compensation programs and plans, and making recommendations concerning compensation for key personnel and amendments to the stock option and certain compensation plans.

  Stockholders may recommend nominees for election as directors by writing to the Chief Executive Officer of the Company.

                               EXECUTIVE OFFICERS

  As of April 9, 1997, the Company has five Executive Officers elected on an annual basis to serve at the pleasure of the Board of Directors:

     Robert G. Deuster   President and Chief Executive Officer
     Jeffrey L. Cannon   Vice President and General Manager, Precision Motion
                          Systems Division
     Alain Danielo       Vice President, Europe Operations
     Robert C. Hewitt    Vice President, Secretary and Chief Financial
                          Officer
     Robert J. Phillippy Vice President and General Manager, Science and
                          Laboratory Products Division

  A biographical summary regarding Mr. Deuster has been presented earlier. Biographical information on other Executive Officers follows:

                      NAMES AND PRINCIPAL OCCUPATION                        AGE
                      ------------------------------                        ---
JEFFREY L. CANNON                                                            38
 Vice President and General Manager, Precision Motion Systems Division. Mr.
 Cannon joined the Company in April 1995 as Director, Klinger Systems
 Group. In January 1996 Mr. Cannon was promoted to the position of General
 Manager, Precision Motion Systems Division. In November 1996 Mr. Cannon
 was elected Vice President and General Manager with additional responsibility for MikroPrecision Instruments, Inc., the Company's
 subsidiary acquired in 1996. Prior to joining the Company, Mr. Cannon was, from 1990 to 1995, Senior Marketing Manager at Coherent, Incorporated, a
 laser systems manufacturer. He joined Coherent, Incorporated, in 1979 and held various positions in operations, engineering, and marketing management.

ALAIN DANIELO                                                                50
 Vice President, Europe Operations. Mr. Danielo joined the Company in
 January 1995 as President and General Manager of the Company's French
 subsidiary Micro-Controle S.A. In November 1995 he was elected Vice
 President with responsibility for the Company's Europe Operations. Prior to joining the Company, Mr. Danielo was Managing Director of the
 Electronics Division of Valeo S.A., an automobile parts company, from 1989 to 1995. From 1985 to 1989 he was General Manager of Molex France
 S.A.R.L., a manufacturer of electronic components.

ROBERT C. HEWITT                                                             51
 Vice President, Secretary and Chief Financial Officer. Mr. Hewitt joined the Company in January 1987 as Vice President with responsibility for finance. In February 1987, he was elected to the additional positions of
 Secretary and Treasurer and in January 1989 he was elected Senior Vice
 President. In February 1995 he was elected to the position of Vice
 President and Chief Financial Officer. From February 1987 to November 1991
 and from February 1994 to November 1995 he served as Treasurer. Prior to joining the Company, Mr. Hewitt held various financial management positions with General Electric Company, an international industrial and consumer products company.

ROBERT J. PHILLIPPY                                                          36
 Vice President and General Manager, Science and Laboratory Products
 Division. Mr. Phillippy joined the Company in April 1996 as Vice President and General Manager of the Company's Science and Laboratory Products
 Division. Prior to joining the Company, Mr. Phillippy was Vice President at Square D Company, an electrical equipment manufacturer, from 1994 to
 1996. He joined Square D Company in 1984 as a sales engineer and held various sales and marketing management positions with that company prior to his election as Vice President in 1994.

                     PRINCIPAL STOCKHOLDERS AND MANAGEMENT

  The following table sets forth certain information as of April 9, 1997, with respect to all those known by the Company to be the beneficial owners of more than 5% of its outstanding common stock, each director, each executive officer named on the Summary Compensation Table and other current executive officers who own shares of common stock, and all directors and current executive officers of the Company as a group:

                                               AMOUNT AND NATURE OF   PERCENT
    NAME AND ADDRESS OF BENEFICIAL OWNERS     BENEFICIAL OWNERSHIP(1) OF CLASS
    -------------------------------------     ----------------------- --------
Prudential Insurance Company of America......         653,300(2)        7.32
 Gateway Center Three, 100 Mulberry Street,
  Newark, NJ 07102
Brinson Partners, Inc........................         638,285(2)        7.16
 70 West Madison, Chicago, IL 60602
Dimensional Fund Advisors, Inc...............         496,000(2)(3)     5.56
 1299 Ocean Avenue, 11th Floor, Santa Monica,
  CA 90401
Michael W. Cook Asset Management, Inc........         472,950(2)        5.30
 d/b/a Cook Mayer Taylor, Investment Advisor
 1613 Winchester Road, Ste 210, Memphis, TN
 38116
R. Jack Aplin................................          31,000(4)         *
Jeffrey L. Cannon............................           4,500(5)         *
Alain Danielo................................          24,375(6)         *
Robert G. Deuster............................          55,000(7)         *
Robert L. Guyett.............................          37,000(8)         *
Robert C. Hewitt.............................         114,907(9)        1.28
Louis B. Horwitz.............................          27,000(10)        *
Dan L. McGurk................................          36,000(8)         *
C. Kumar N. Patel............................          31,000(4)         *
Robert J. Phillippy..........................           5,500(11)        *
Richard E. Schmidt...........................         250,669(12)       2.75
John T. Subak................................          35,000(13)        *
All 12 directors and current executive
 officers of the Company as a group..........         651,951(14)       6.93

--------
*    Less than one percent.
(1) This column lists voting securities, including restricted stock held by executive officers over which the officers have voting power but no investment power. Otherwise, each beneficial owner has sole voting and investment power with respect to the shares shown as beneficially owned by them, subject to community property laws, where applicable, the information contained in the footnotes to this table or otherwise as noted herein.
(2) The information is based upon data provided to the Company including filings made with the Securities and Exchange Commission on Schedules 13D or 13G.
(3) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of the shares of Newport Corporation all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.
(4)  Consists of 31,000 shares for options exercisable within 60 days.
(5)  Consists of 4,500 shares for options exercisable within 60 days.
(6)  Includes 14,375 shares for options exercisable within 60 days.
(7)  Includes 25,000 shares for options exercisable within 60 days.
(8)  Includes 31,000 shares for options exercisable within 60 days.
(9)  Includes 73,000 shares for options exercisable within 60 days.
(10) Includes 24,000 shares for options exercisable within 60 days.
(11) Includes 2,500 shares for options exercisable within 60 days.
(12) Includes 195,000 shares for options exercisable within 60 days.
(13) Includes 32,000 shares for options exercisable within 60 days.
(14) Includes 494,375 shares for options exercisable within 60 days.

                        EXECUTIVE COMPENSATION AND OTHER
                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

REMUNERATION OF OFFICERS AND OTHERS

  The following table and narrative text discusses compensation paid in the years ended December 31, 1996, 1995 and 1994 to the Company's current and former Chief Executive Officer and the Company's four other most highly compensated executive officers whose salary and bonus exceeded $100,000 for the year ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM
                                  ANNUAL COMPENSATION       COMPENSATION AWARDS
                              ---------------------------- ---------------------
                                                 OTHER     RESTRICTED SECURITIES
                                                 ANNUAL      STOCK    UNDERLYING  ALL OTHER
       NAME AND          YEAR SALARY   BONUS  COMPENSATION   AWARDS    OPTIONS   COMPENSATION
  PRINCIPAL POSITION      (1)   ($)     ($)     ($) (2)     ($) (3)      (#)       ($) (4)
  ------------------     ---- ------- ------- ------------ ---------- ---------- ------------
Richard E. Schmidt (5)   1996 309,614  71,250    11,607     120,000     15,000      26,308
----------------------
Chairman of the Board
and former President     1995 276,635 277,500    18,020     112,500     15,000       9,000
and Chief Executive      1994 251,186 279,675    18,020      84,375     15,000       9,000
Officer

Robert G. Deuster (5)    1996 162,404 125,876     7,050     192,500    100,000     142,497
---------------------
President and Chief      1995       0       0         0           0          0           0
Executive Officer        1994       0       0         0           0          0           0

Jeffrey L. Cannon (6)    1996 119,643  36,860     1,200           0      4,000      15,274
---------------------
Vice President           1995       0       0         0           0          0           0
and General Manager      1994       0       0         0           0          0           0

Alain Danielo (7)        1996 183,766  40,566    17,615      60,000      7,500           0
-----------------
Vice President           1995 169,255  66,551    15,830           0     25,000           0
                         1994       0       0         0           0          0           0

Robert C. Hewitt
----------------
Vice President,
Secretary and            1996 163,546  44,840    15,213      40,000      5,000       9,000
Chief Financial          1995 155,785  75,249    17,636      52,500      7,000       9,000
Officer                  1994 143,442  78,043    18,503      28,125      5,000       9,000

Robert J. Phillippy      1996 103,077  45,771     4,800           0     10,000      98,782
-------------------
Vice President and       1995       0       0         0           0          0           0
General Manager          1994       0       0         0           0          0           0

--------
(1) The fiscal years represent the twelve months ended December 31, 1996, 1995 and 1994.

(2) Other annual compensation for 1996 consists of the following:

                                                   DISABILITY
                                                   INSURANCE  AUTOMOBILE
                                                    PREMIUMS  ALLOWANCE   TOTAL
                                                   ---------- ---------- -------
   Richard E. Schmidt.............................   $3,207    $ 8,400   $11,607
   Robert G. Deuster..............................    1,450      5,600     7,050
   Jeffrey L. Cannon..............................        0      1,200     1,200
   Alain Danielo..................................        0     17,615    17,615
   Robert C. Hewitt...............................    8,013      7,200    15,213
   Robert J. Phillippy............................        0      4,800     4,800

(3) Restricted stock was granted on January 2, 1996, January 3, 1995 and February 9, 1994 and vests at 25% per year beginning January 2, 1998, January 3, 1997 and February 9, 1996, respectively. Amounts represent fair market value on grant dates. Mr. Deuster was granted 20,000 shares on May 1, 1996, which vest at 25% per year beginning May 1, 1998. Dividends totaling $0.04 per share were paid on the restricted stock during 1996, the same rate as on the common stock. The number of shares and value of restricted stock holdings at December 31, 1996, are as shown below:

                                                NUMBER OF       SHARE VALUE AT
                                            SHARES OUTSTANDING DECEMBER 31, 1996
                                            ------------------ -----------------
   Richard E. Schmidt......................       43,250           $383,844
   Robert G. Deuster.......................       20,000            177,500
   Jeffrey L. Cannon.......................            0                  0
   Alain Danielo...........................        7,500             66,562
   Robert C. Hewitt........................       19,000            168,625
   Robert J. Phillippy.....................            0                  0

(4) All other compensation for 1996 consists of the following:

                               401(K)        401(K)
                              MATCHING   PROFIT SHARING             UNUSED
                            CONTRIBUTION  CONTRIBUTION  RELOCATION VACATION  TOTAL
                            ------------ -------------- ---------- -------- --------
   Richard E. Schmidt......    $4,500        $4,500      $      0  $17,308  $ 26,308
   Robert G. Deuster.......         0             0       142,497        0   142,497
   Jeffrey L. Cannon.......     4,500         4,500         6,274        0    15,274
   Alain Danielo...........         0             0             0        0         0
   Robert C. Hewitt........     4,500         4,500             0        0     9,000
   Robert J. Phillippy.....         0             0        98,782        0    98,782

(5) Mr. Deuster joined the Company on May 1, 1996, as President and Chief Executive Officer upon the retirement of Mr. Schmidt from those positions.

(6) Mr. Cannon became an Executive Officer upon his appointment as General Manager, Precision Motion Systems Division. Prior to that he was Director, Klinger Systems Group.

(7) Mr. Danielo is paid in French francs. The U.S. dollar amounts have been calculated using the average rates for the respective years.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information concerning grants of options to Executive Officers named in the Summary Compensation Table during the year ended December 31, 1996. The amounts shown as potential realizable values on these options are based on arbitrarily assumed annualized rates of appreciation in the price of Newport Common Stock of five percent and ten percent over the term of the options, as set forth in Securities and Exchange Commission ("SEC") rules. The Executive Officers will realize no gain on these options without an increase in the price of Newport Common Stock which will benefit all stockholders proportionately. No stock appreciation rights were granted during 1996.

                                                                         POTENTIAL REALIZABLE
                                                                           VALUE AT ASSUMED
                          NUMBER OF      % OF                            ANNUAL RATES OF STOCK
                         SECURITIES      TOTAL     EXERCISE             PRICE APPRECIATION FOR
                         UNDERLYING     OPTIONS     PRICE              TEN-YEAR OPTION TERM (2)
                           OPTIONS    GRANTED TO     PER    EXPIRATION -------------------------
NAME                     GRANTED (1) ALL EMPLOYEES  SHARE      DATE        5%           10%
----                     ----------- ------------- -------- ---------- ----------- -------------
Richard E. Schmidt......    15,000        4.68      $8.00    01/02/06     $ 75,468    $  191,244
Robert G. Deuster.......   100,000       31.20       9.625   05/01/06      605,316     1,533,936
Jeffrey L. Cannon.......     4,000        1.25       8.00    01/02/06      117,918       298,827
Alain Danielo...........     7,500        2.34       8.00    01/02/06       37,734        95,622
Robert C. Hewitt........     5,000        1.56       8.00    01/02/06       25,156        63,748
Robert J. Phillippy.....    10,000        3.12       9.75    04/08/06       61,318       155,386

--------------------------------------------------------------------------------

Increase in market value of Newport Common         5%                10%
 Stock for all stockholders at assumed      (to $13.03/share) (to $20.75/share)
 rates of stock price appreciation (as         $44,700,000      $113,300,000
 used in the table above) from $8.00 per
 share, over the ten-year period, based on
 8,890,000 shares outstanding at December
 31, 1996(2).

--------
(1) Options granted in 1996 are exercisable starting 12 months after the grant date, with 25% of the shares covered thereby becoming exercisable at that time and with an additional 25% of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date. All options become exercisable on a change-in-control as defined in their Employment Agreements (described below). The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(2) The dollar amounts in these columns are the result of calculations at the five percent and ten percent rates set by the SEC and are not intended to forecast future appreciation of Newport Common Stock, which will depend on market conditions and the Company's future performance and prospects.

                AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUE

  The following table sets forth certain information concerning the exercise of options by each of the Company's Executive Officers named in the Summary Compensation Table during the year ended December 31, 1996, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1996. Also reported are the values for "in-the-money" options that represent the positive spread between the exercise price of any of such existing stock options and the closing price of the Company's common stock as of December 31, 1996.

                                                                           VALUE OF UNEXERCISED
                            SHARES     VALUE     NUMBER OF UNEXERCISED     IN-THE-MONEY OPTIONS
                         ACQUIRED ON  REALIZED     OPTIONS AT FY-END         AT FY-END ($)(1)
NAME                     EXERCISE (#)   ($)    EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
----                     ------------ -------- ------------------------- -------------------------
Richard E. Schmidt......       0          0        161,250 /  33,750        $251,406 / $52,968
Robert G. Deuster.......       0          0              0 / 100,000               0 /       0
Jeffrey L. Cannon.......       0          0          1,750 /   9,250             875 /   6,125
Alain Danielo...........       0          0          6,250 /  26,250           8,593 /  32,343
Robert C. Hewitt........       0          0         72,750 /  12,750          83,156 /  19,718
Robert J. Phillippy.....       0          0              0 /  10,000               0 /       0

--------
(1) Market value of underlying securities at exercise date or year end, as the case may be, minus the exercise or base price on "in-the-money" options. The closing sale price for the Company's Common Stock as of December 31, 1996, on the Nasdaq National Market was $8.875.

            PERFORMANCE GRAPH FOR FIVE YEARS ENDED DECEMBER 31, 1996

           Comparison of Five Year Cumulative Total Return Among the
               Newport Corporation, Nasdaq National Market Index
            and the Scientific Instruments Group Index published by
                     Media General Financial Services, Inc.

                             [GRAPH APPEARS HERE]


                                       1991   1992   1993   1994   1995   1996
                                      ------ ------ ------ ------ ------ ------
  Newport Corporation                 100.00  68.79  67.67 100.52 105.91 116.18
  Scientific Instruments Group Index  100.00  94.12 104.05 100.97 157.02 173.79
  Nasdaq National Market Index        100.00 100.98 121.13 127.17 164.96 204.98

  The graph compares the cumulative total shareholder return on a $100 investment in the Company's common stock for the five years ended December 31, 1996, with the cumulative total return on $100 invested in each of (i) the Nasdaq National Market Index and (ii) the Scientific Instruments Group Index published by Media General Financial Services, Inc. (A listing of the companies comprising this index is available from the Company.). The graph assumes all investments were made at market value on December 31, 1991 and the reinvestment of all dividends.

COMPENSATION OF DIRECTORS

  Each of the outside directors is paid an annual fee of $12,000 and is reimbursed for expenses incurred in connection with attending Board meetings. In addition, each outside director is paid $1,000 for each Board meeting attended and $400 for each committee meeting attended, or $600 for the Committee Chairman. Also, each outside director receives annually, on January 1st, options for 4,000 shares of common stock which vest on the anniversary of the grant. Each new outside director receives options on 16,000 shares upon commencement of service as a director.

EMPLOYMENT AGREEMENTS

  The Company has entered into employment agreements with Messrs. Schmidt, Deuster, Cannon, Danielo, Hewitt and Phillippy providing for certain payments and benefits in the event their employment with the Company is terminated within two years of a change of control of the Company, unless such termination is as a result of death, disability or retirement of such officer or is a termination for cause. In such event, each of these officers may be entitled to a severance payment equal to twelve months of such officer's highest salary within the one-year period preceding termination plus a bonus payment equal to such officer's incentive compensation bonus paid under the Company's Incentive Plan, or other bonus plans, assuming 100% satisfaction of all performance goals. In addition, the officer would be entitled to the continuation of benefits under the Company's medical, dental and vision plans, and long-term disability insurance for two years, the removal of all restrictions on restricted stock held by the officer, the acceleration of vesting of all stock options, the payment of an amount equal to the difference between the exercise price and fair market price of stock options held by the officer and certain other benefits, including payment of an amount sufficient to offset any "excess parachute payment" excise tax payable by the officer pursuant to the provisions of the Internal Revenue Code or any comparable provision of state or foreign law.

RETIREMENT AGREEMENT

  Effective January 1, 1997, the Company has provided Mr. Schmidt with a retirement package in recognition of his service to the Company. It entered into a twelve-month consulting agreement with Mr. Schmidt pursuant to which Mr. Schmidt shall provide advice and consultation regarding strategic planning, management, financial analysis, product planning or other corporate matters. The agreement provides for the payment of $100,000 for the twelve-month term, payable quarterly, which agreement is renewable annually at the option of the Board of Directors for a period not to exceed five years. In addition the Company has agreed to pay for supplemental health care insurance for life. The Board also accelerated the vesting of a total of 33,750 unvested options.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

  The Company has entered into agreements (the "Indemnification Agreements") with each officer and director of the Company providing for contractual protection of certain rights of indemnification by the Company.

  The Indemnification Agreements provide for indemnification of officers and directors to the fullest extent permitted by its Articles of Incorporation, By-Laws and applicable law. They cover all fees, expenses, liabilities and losses (including attorney's fees, judgments, fines, and amounts paid in any settlement approved by the Company) actually and reasonably incurred in connection with any investigation, claim, action, suit or proceeding to which the officer or director is a party by reason of any action or inaction in the officer's or director's capacity as an officer or director of the Company or by reason of the fact that the officer or director is or was serving as a director, officer, employee, agent or fiduciary of the Company, or of any subsidiary or division, or is or was serving at the request of the Company as the Company's representative with respect to another entity. Indemnification would not be available, however, for expenses and the payment of profits arising from the purchase and sale by the officer or director of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended.

                         COMPLIANCE WITH SECTION 16(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on the review of copies of such reports furnished to the Company and written representations that no other reports were required, during the years ended December 31, 1996 and 1995, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent stockholders were complied with.

                      REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

COMMITTEE

  The Compensation Committee of the Board of Directors is comprised entirely of non-employee, independent directors, none of whom have served as an executive officer of any entity for which any executive officer of the Company serves as a director or a member of its compensation committee. The Committee is responsible for reviewing, recommending and approving changes to the Company's compensation policies and programs, as applicable to the Company's officers and senior personnel.

COMPENSATION POLICY AND OBJECTIVES

  Our primary goal as members of the Compensation Committee is to assure that the compensation provided to executives is linked to the Company's business strategies and objectives, thereby aligning the financial interest of senior management with that of the stockholders. Beyond that, our priorities are to assure that the executive compensation programs enable the Company to attract, retain and motivate the high caliber executives required for the success of the business. These objectives are achieved through a variety of compensation programs, summarized below, which support the current and long-term performance of the business. The Company has not paid, and does not expect to pay any qualifying compensation under Section 162(m) of the Internal Revenue Code, but is considering a policy with regard to such compensation in response to enacted regulations.

BASE SALARY

  Base salaries for executive officers are determined by evaluating the responsibilities of the position and comparing it with other similar executive positions in other companies in the Company's industry which are similar in size and profitability to the Company. These companies may be, but are not necessarily, included in the Scientific Instruments Group Index. From time to time the Company's compensation consultant surveys senior executive salaries from a representative sampling of such similar companies and compares this data with published surveys of national scope encompassing electronics and other high technology organizations. The Company's pay grade levels are set at approximately the competitive mid- to 75th percentile range. Individual salaries may then vary somewhat below or above this range, based upon the individual's performance and contributions to Company success, time on the job and internal equity. Annual salary adjustments are determined by individual performance within an annual budget approved by the Committee. During November 1996, the Committee approved increases averaging 6.5% and ranging from 4% to 9% effective December 1, 1996. The CEO's salary increase is separately determined and approved by the Committee based upon the factors described below.

ANNUAL INCENTIVES

  Officers have an opportunity to earn annual incentives ("Incentive Plan") based on performance targets. The Compensation Committee may also award bonuses in cases where such performance targets are not met if it determines that the circumstances warrant such action. Since 1987, the Company has generally used corporate operating income as its primary measure of corporate performance. Individual officers may have other measures of performance for the annual incentive such as sales, inventory turns and earnings per share, the identity and relative importance of which generally vary depending upon the position of the officer in question, so that the officer's incentives are based as closely as possible upon those areas of corporate performance which are most directly affected by the officer. Additionally, each officer has a discretionary portion of the annual incentive linked to achievement of non-financial goals, which differ depending upon the responsibilities of the officer in question. The target incentives for each officer range from 25% to 100% of such officer's annual salary. For overachievement of goals, officers can earn up to 150% of the target incentive. For 1996, the Compensation Committee awarded incentive payments based upon performance to specific goals established at the beginning of the year. Specifically, based upon the fact that the Company reached 83% of planned earnings per share, 0% of the asset management goal and 100% of the total sales goal, the Compensation Committee awarded incentive payments ranging from 43% to 113% of the target incentive amount to executive officers.

LONG-TERM INCENTIVES

  To further align the interests of stockholders and managers, the Company grants stock options and restricted stock generally on an annual basis. Stock options were granted to approximately seventy employees during the past year. The number of shares awarded is established based upon a recommendation by the employee's supervisor and approved by the Compensation Committee. The exercise price for stock options is the fair market value of the stock on the date of the grant. Options generally vest at a rate of 25% per year starting on the anniversary date of the option grant. Options on a total of 35,500 shares were granted on January 2, 1996, to five officers and executive officers. Restricted stock grants generally vest at a rate of 25% per year starting on the second anniversary of the restricted stock grant. Restricted stock grants totaled 35,500 shares and were granted on January 2, 1996, to five officers and executive officers. In addition, Mr. Phillippy was granted options on 10,000 shares upon commencement of his employment.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

  In May 1996, Mr. Deuster was hired as President and Chief Executive Officer. As a result the Compensation Committee decided to pay an incentive bonus to Mr. Schmidt for the period through April 30, 1996 and to Mr. Deuster for the period May 1, 1996 to December 31, 1996. The incentive for Mr. Deuster was based on the same factors as determined at the beginning of the year for Mr. Schmidt and the Compensation Committee determined that the incentive for each would be prorated for the period of time they were President and Chief Executive Officer. The Compensation Committee also determined the starting base salary for Mr. Deuster would be $250,000 and awarded him 100,000 options and 20,000 shares of Restricted Stock upon commencement of his employment.

  The Chief Executive Officer participates in the compensation program discussed above. His base salary is set, in the same way as other executive officers, as determined by comparable positions in companies of similar size and profitability to the Company in the marketplace. Mr. Deuster's base salary was raised 6% effective December 1, 1996.

  Each year the Compensation Committee approves a performance based bonus plan for the Chief Executive Officer linked to operating income and various non-financial objectives including improving the management team and product quality. Based on performance against the objectives for 1996 on asset management, strengthening the management team, enhancing the profitability of the Company operations, improving Newport quality and reaching 83% of planned earnings Mr. Schmidt was awarded $71,250 for the period from January 1, 1996 to April 30, 1996 and Mr. Deuster was awarded a bonus of $126,876 for the period May 1, 1996 to December 31, 1996. These payments represented 71.25% of their respective target incentives.

Respectfully submitted,

Dan L. McGurk, Chairman
R. Jack Aplin
Louis B. Horwitz
John T. Subak

  Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference previous or future filings, including the Proxy Statement, in whole or in part, the preceding report and the Performance Graph on page 10 shall not be incorporated by reference into any such filings.

                                  PROPOSAL TWO

                          APPROVAL OF AMENDMENT TO THE
                          EMPLOYEE STOCK PURCHASE PLAN

  The Company Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors on November 15, 1994 and approved by the Company's shareholders on June 7, 1995. The purposes of the Purchase Plan are to provide to employees an incentive to join and remain in the service of the Company and its subsidiaries, to promote employee morale and to encourage employee ownership of the Company's Common Stock by permitting them to purchase shares at a discount through payroll deductions. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. At the time of its adoption, the Purchase Plan authorized the sale of up to 250,000 shares of Common Stock. As of March 31, 1997, a total of 174,728 shares had been sold, leaving only 75,272 shares available for sale under the Purchase Plan. Subject to approval by the Company's shareholders, the Board of Directors amended the Purchase Plan on February 27, 1997 to allow the Company to sell up to an additional 400,000 shares of Common Stock pursuant to the Purchase Plan, which would increase the total number of shares available to 650,000.

  Approval of the amendment to the Purchase Plan will require the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the meeting.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE PURCHASE PLAN.

  The following description of the Purchase Plan is qualified in all respects by reference to the Purchase Plan itself, the full text of which may be obtained from the Company upon written request to the Secretary of the Company.

DESCRIPTION OF THE PURCHASE PLAN

  Every employee of the Company who customarily works more than 30 hours per week will be eligible to participate in offerings made under the Purchase Plan if on the offering date such employee has been employed by the Company for at least one year. Employees of any present or future subsidiary of the Company may also participate in the Purchase Plan. An employee may not participate in an offering under the Purchase Plan if immediately after the purchase the employee would own shares or options to purchase shares of stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. The approximate number of persons who currently are eligible to participate in the Purchase Plan is 700. The Company believes that the benefits or amounts that have been received or will be received by any participant under the Purchase Plan cannot be determined.

  The Purchase Plan may be administered by either the Board of Directors or a committee appointed by the Board (the "Committee"). The Board has delegated administration of the Purchase Plan to the Compensation Committee, which is comprised of four non-employee directors who are not eligible to participate in the Purchase Plan. Subject to the provisions of the Purchase Plan, the Committee has full authority to implement, administer and make all determinations necessary under the Purchase Plan.

  Each offering under the Purchase Plan will commence on the first day of each calendar quarter (the "Grant Date") and shall continue until the end of the three-month period (the "Offering Period") ending on the last day of such calendar quarter.

  Eligible employees who elect to participate in an offering will purchase shares of Common Stock through regular payroll deductions in an amount designated by the employee not to exceed 15% of such employee's compensation. For this purpose, "compensation" means the amount indicated on the Form W-2 issued to the employee by the Company, including any elective deferrals with respect to a plan of the Company qualified under either Section 125 or Section 401(a) of the Internal Revenue Code of 1986, as amended. Shares of Common Stock will be purchased automatically on the last day of the Offering Period (the "Purchase Date") at a price equal to 85% of the fair market value of the shares on the Grant Date or 85% of the fair market value of the shares as of the Purchase Date, whichever is lower. A participant may withdraw from an offering at any time prior to the Purchase Date and receive a refund of his payroll deductions, without interest. A participant's rights in the Purchase Plan are nontransferable other than on the death of the participant. The Purchase Plan is administered in a manner designed to ensure that any affiliate participant's commencement or discontinuation of participation in the Purchase Plan or increase or decrease of payroll deductions will be effected in compliance with the exemptions from liability under Section 16(b) of the Securities Exchange Act of 1934 as set forth in Rule 16b-3 promulgated thereunder.

  No employee may purchase stock in an amount which would permit his rights under the Purchase Plan (and any similar purchase plans of the Company and any parent and subsidiaries of the Company) to accrue at rate which exceeds $25,000 in fair market value, determined as of the Grant Date, for each calendar year.

  The Board of Directors may at any time amend, suspend or terminate the Purchase Plan; provided that any amendment that would (i) increase the aggregate number of shares authorized for sale under the Purchase Plan (except pursuant to adjustments provided for in the Purchase Plan), (ii) change the standards of eligibility for participation, or (iii) materially increase the benefits which accrue to participants under the Purchase Plan, shall not be effective unless approved by the shareholders within 12 months of the adoption of such amendment by the Board. Unless previously terminated by the Board, the Purchase Plan will terminate on December 31, 2004 or when all shares authorized for sale thereunder have been sold, whichever is earlier.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF PURCHASE PLAN

  No taxable income is recognized by a participant either at the time of election to participate in an offering under the Purchase Plan or at the time shares are purchased thereunder.

  If shares are disposed of at least two years after the offering date and at least one year after the date of purchase, then the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (ii) the excess of the fair market value of the shares on the offering date over the purchase price will be treated as ordinary income to the participant. Any further gain upon such disposition will be taxed as long-term capital gain. Any long-term capital gain will be taxed as capital gain at the rates then in effect. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the participant will have a capital loss equal to the difference between the sale price and the purchase price. The ability of a participant to utilize such a capital loss will depend on the participant's other tax attributes and the statutory limitation on capital loss deductions not discussed herein.

  If a participant disposes of the shares before the expiration of the one-year and two-year holding periods described above (a "disqualifying disposition"), then upon such disposition the federal income tax consequences will be as follows: (1) the difference between the purchase price and the fair market value of the shares on the date of purchase will be taxed to the participant as ordinary income, and (2) the excess, if any, of the fair market value of the shares on the date of disposition over their fair market value on the date of purchase will be taxed as capital gain. If the shares are sold for less than their fair market value on the purchase date, the same amount of ordinary income will be attributed to the participant and a capital loss recognized equal to the difference between the sale price and the value of the shares on such purchase date. As indicated above, the ability of the participant to utilize such a capital loss will depend on the participant's other tax attributes and the statutory limitation on capital losses not discussed herein. The amount of ordinary income recognized by the participant will be deductible by the Company for federal income tax purposes.

                                 PROPOSAL THREE

                      APPOINTMENT OF INDEPENDENT AUDITORS

  Ernst & Young LLP was selected to audit the financial statements of the Company as of December 31, 1996, and for the year then ended, and has been selected by the Board of Directors to audit the financial statements of the Company for 1997. Nevada General Corporation Law does not require the approval of the selection of the independent auditors by the Company's stockholders, but in view of the importance of the financial statements to stockholders, the Board of Directors deems it desirable that stockholders pass upon the selection of auditors.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

  Proxies received in response to this solicitation will be voted in favor of the approval of such firm unless otherwise specified in the Proxy. A representative of Ernst & Young LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if he so desires and will be available to respond to appropriate questions. If this proposal is not approved the Audit Committee shall reconsider the proposal and submit its recommendation to the Board of Directors.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be submitted at the next annual meeting of stockholders must be submitted in writing to the Company on or before December 15, 1997, in order for them to be included in the Company's Proxy Statement and Proxy relating to such meeting. The Company anticipates that its next annual meeting will be held in May 1998.

                                 OTHER MATTERS

  The Company has enclosed with this Proxy Statement a copy of the Annual Report to Stockholders for the year ended December 31, 1996.

  Management knows of no other matters to come before the meeting. If, however, any other matter properly comes before the meeting, the persons named in the enclosed Proxy form will vote in accordance with their judgment upon such matter.

  Stockholders who do not expect to attend in person are urged to promptly execute and return the enclosed Proxy.

                                           By order of the Board of Directors

                                    [SIGNATURE OF ROBERT C. HEWITT APPEARS HERE]

                                                    Robert C. Hewitt
                                                        Secretary

Irvine, California
April 24, 1997

PROXY

                              NEWPORT CORPORATION
                  1791 DEERE AVENUE, IRVINE, CALIFORNIA 92606
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 28, 1997

         (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

     The undersigned hereby appoints ROBERT G. DEUSTER and ROBERT C. HEWITT, and each of them, as proxy or proxies for the undersigned, with full power of substitution, who may act by unanimous vote of said proxies or their substitutes as shall be present at the meeting, or, if only one be present, then the one shall have all the powers hereunder, to represent and to vote, as designated on the other side (If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3), all of the shares of Newport Corporation (the "Company") standing in the name of the undersigned on April 9, 1996, at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 28, 1997, at 10:00 a.m. at the Company's Corporate Headquarters, 1791 Deere Avenue, Irvine, California 92606, and any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

PLEASE MARK YOUR
VOTES AS IN THIS
EXAMPLE


         THE BOARD OF DIRECTORS RECCOMMENDS A VOTE FOR ITEMS 1, 2 AND 3

                                                              WITHHELD
                                                   FOR        FOR ALL
ITEM 1- ELECTION OF DIRECTORS                      [_]          [_]

Nominees: Class I:
          Robert G. Deuster
          John T. Subak

WITHHELD FOR: (Write that nominee's name in the space provided below).

____________________________________________________________________________

                                                   FOR    AGAINST    ABSTAIN
ITEM 2- APPROVAL OF AMENDMENT TO THE               [_]      [_]        [_]
        EMPLOYEE STOCK PURCHASE PLAN


                                                   FOR    AGAINST    ABSTAIN
ITEM 3- APPOINTMENT OF INDEPENDENT                 [_]      [_]        [_]
        AUDITORS


Signature(s)___________________________________________ Date________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.